Exhibit 99.1

                             CHARMING SHOPPES, INC.

                            Annual Incentive Program
                    As Amended and Restated January 19, 2005


1.       General

         This Annual Incentive Program, as amended and restated (the "Program"), of Charming Shoppes, Inc. (the "Company") authorizes the grant of Annual Incentive Awards under the Company's 2003 Incentive Compensation Plan (the "Plan") to executives and key employees and sets forth certain terms and conditions of such Awards. The purpose of the Program is to help the Company secure and retain executives and key employees of outstanding ability and to motivate such persons to help the Company achieve excellent performance, by providing incentives directly linked to measures of annual performance based on corporate consolidated results, divisional results, individual performance, and/or other performance measures, and otherwise to further the purposes of the Plan. The terms and conditions of the Plan are hereby incorporated by reference in this Program. If any provision of this program or an implementing document hereunder conflicts with a provision of the Plan, the provision of the Plan shall govern. The Annual Incentive Awards authorized hereunder for Covered Employees are intended to qualify as "performance-based" compensation under
Section 162(m) of the Code.

2.       Definitions

         Capitalized terms used in this Program but not defined herein have the same meanings as defined in the Plan. In addition to such terms and those terms defined in Section 1 above, the following are defined terms under this Program:

         (a) "Annual Incentive Award" or "Award" means the amount of a Participant's Annual Incentive Award Opportunity in respect of a specified Performance Period (typically, one fiscal year) determined by the Committee to have been earned and the Participant's rights to future payments of cash in settlement thereof.

         (b) "Annual Incentive Award Opportunity" or "Award Opportunity" means the Participant's opportunity to earn specified dollar-denominated amounts under this Plan based on performance during a Performance Period. An Annual Incentive Award Opportunity constitutes a conditional right to receive settlement of an Annual Incentive Award.

         (c) "Participant" means an employee participating in this Program.

         (d) "Performance Goal" means the Company, divisional, individual, or other accomplishment required as a condition to the earning of an Award Opportunity. Unless otherwise determined by the Committee at the time Award Opportunities are authorized, Performance Goals shall meet the requirements of
Section 6(b) of the Plan.

         (e) "Performance Period" means the period of one fiscal year over which an Annual Incentive Award Opportunity may be earned, provided that the Committee may specify a shorter duration for any Performance Period.

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         (f) "Termination of Employment" means the termination of a
Participant's employment by the Company or a Subsidiary immediately after which the Participant is not employed by the Company or any Subsidiary.

3.       Eligibility

         Employees who are eligible to participate in the Plan may be selected by the Committee to participate in this Program.

4.       Designation and Earning of Annual Incentive Award Opportunities

         (a) Designation of Award Opportunities and Performance Goals. The Committee shall select employees to participate in the Program for a Performance Period and designate, for each such Participant, the Award Opportunity such Participant may earn for such Performance Period, the nature of the Performance Goal the achievement of which will result in the earning of the Award Opportunity, and the levels of earning of the Award Opportunity corresponding to the levels of achievement of the Performance Goal. In the case of a Covered Employee, the Committee's determinations under this Section 4(a) shall be made not later than 90 days after the Performance Period begins and in no event after 25% of the Performance Period has elapsed. The Award Opportunity earnable by each Participant shall range from 0% to a specified maximum percentage of a specified target Award Opportunity. The Committee shall specify a table, grid, or formula that sets forth the amount of a Participant's Award Opportunity that will be earned corresponding to the level of achievement of a specified Performance Goal. The foregoing notwithstanding, the per-person limitation under
Section 5 of the Plan shall apply to each Participant's Award Opportunity. For this purpose, awards under the Plan shall be deemed to use the per-person award limitation thereunder in the order in which the applicable performance periods are scheduled to end, and for performance periods ending on the same date in the order in which the award opportunities were authorized.

         (b) Determination of Annual Incentive Award. Within a reasonable time after the end of each Performance Period, the Committee shall determine the extent to which the Performance Goal for the earning of the Participant's Annual Incentive Award Opportunity was achieved during such Performance Period and the resulting Award to the Participant for such Performance Period. To the extent permitted under Section 6(d) of the Plan, the Committee may adjust the amount of an Award in its discretion in light of such considerations as the Committee may deem relevant (but subject to the applicable maximum Award Opportunity authorized for each Participant); provided, however, that, with respect to a Covered Employee, no upward adjustment may be made and such adjustments otherwise shall comply with applicable requirements of Treasury Regulation 1.162-27(e) under the Code. Subject to Section 6 hereof, the Annual Incentive Award shall be deemed earned and vested at the time the Committee makes the determination pursuant to this Section 4(b).

5.       Settlement of Awards.

         (a) Elective Deferral. A Participant will be permitted to elect to defer settlement of the Annual Incentive Award if and to the extent such Participant is selected to participate in the Company's Variable Deferred Compensation Plan for Executives and deferrals of Awards are authorized and validly deferred in accordance with that plan.

         (b) Settlement of Award. Any non-deferred Annual Incentive Award shall be paid and settled by the Company promptly after the date of determination by the Committee under


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Section 4(b) hereof (such scheduled payment date being the "Stated Settlement
Date"). With respect to any deferred amount of a Participant's Annual Incentive Award, such amount will be credited to the Participant's deferral account under the Company's Variable Deferred Compensation Plan for Executives as promptly as practicable at or after the date of determination by the Committee under Section 4(b) hereof.

         (c) Tax Withholding. The Company shall deduct from any payment in settlement of a Participant's Annual Incentive Award or other payment to the Participant any Federal, state, or local withholding or other tax or charge which the Company is then required to deduct under applicable law with respect to the Award.

         (d) Non-Transferability. An Annual Incentive Award Opportunity, any resulting Annual Incentive Award, including any deferred cash amount resulting from an Annual Incentive Award, and any other right hereunder shall be non-assignable and non-transferable except pursuant to the laws of descent and distribution in the event of the death of the Participant (or pursuant to a beneficiary designation, if permitted by the Committee), and shall not be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a subsidiary or affiliate or subject to any lien, obligation, or liability of the Participant to any party other than the Company or a subsidiary or affiliate.

6.       Effect of Termination of Employment.

      Upon a Participant's Termination of Employment prior to completion of a Performance Period or, after completion of a Performance Period but prior to the Stated Settlement Date (i.e., the date of payment and settlement of the Participant's Annual Incentive Award under Section 5(b) with respect to that Performance Period assuming no elective deferral), the Participant's Annual Incentive Award Opportunity relating to such Performance Period shall cease to be earnable and shall be canceled, and the Participant shall have no further rights or opportunities hereunder, unless otherwise provided in an employment agreement or severance agreement between the Company and the Participant in effect at the time of Termination of Employment or otherwise determined by the Committee in its sole discretion.

7.       General Provisions.

         (a) Changes to this Program. The Committee may at any time amend, alter, suspend, discontinue, or terminate this Program, and such action shall not be subject to the approval of the Company's shareholders or Participants; provided, however, that any amendment to the Program beyond the scope of the Committee's authority shall be subject to the approval of the Board of Directors. Nothing shall limit the authority of the Committee, in its discretion, to accelerate the termination of any deferral period and the resulting payment and settlement of deferred amounts, with respect to an individual Participant or all Participants, without the consent of the affected Participants.

         (b) Unfunded Status of Participant Rights. Annual Incentive Awards, accounts, deferred amounts, and related rights of a Participant represent unfunded deferred compensation obligations of the Company for ERISA and federal income tax purposes and, with respect thereto, the Participant shall have rights no greater than those of an unsecured creditor of the Company.

         (c) Nonexclusivity of the Program. The adoption of this Program shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other


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compensation arrangements as it may deem desirable for any Participant, or to pay other amounts as annual bonuses apart from the Program, whether under the Plan or otherwise.

         (d) No Right to Continued Employment. Neither the Program nor any action taken hereunder shall be construed as giving any employee the right to be retained in the employ of the Company or any of its subsidiaries or affiliates, nor shall it interfere in any way with the right of the Company or any of its subsidiaries or affiliates to terminate any employee's employment at any time.

         (e) Severablity. The invalidity of any provision of the Program or a document hereunder shall not deemed to render the remainder of this Program or such document invalid.



Approved by the Compensation and Stock Option Committee on January 19, 2005; Approved by the Independent members of the Board of Directors on January 20, 2005





























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